UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2020

KUSHCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55418	46-5268202
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6261 Katella Ave Ste 250, Cypress, CA	90630
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (714) 243-4311

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KSHB	OTCQX
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Oﬃcers;
Compensatory Arrangements of Certain Officers.

On May 28, 2020, the Board of Directors (the “Board”) of KushCo Holdings, Inc. (the “Company”) increased the size of the Board from five directors to six directors and appointed Pete Kadens as a new director, effective as of June 1, 2020 (the “Effective Date”).

For his service, Mr. Kadens will receive compensation commensurate with that received by the Company’s other non-employee directors, including an annual retainer of $50,000 paid in four equal quarterly installments. Additionally, the Board approved a one-time grant to Mr. Kadens of 30,000 restricted stock units (“RSUs”) as of the Effective Date, 10,000 of which vest on the first anniversary of the Effective Date, with the remaining 20,000 to vest in equal monthly installments over the following 24 months. In addition, the Board approved a grant to Mr. Kadens of $75,000 of RSUs, which will vest in equal monthly installments over a twelve-month period.

There are no understandings or arrangements between Mr. Kadens and any other person pursuant to which he was selected as a director. Mr. Kadens does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or officer. There are no transactions with the Company in which Mr. Kadens has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01.

(d)	Exhibits.

Exhibit Number	Title
99.1	Press Release issued by KushCo Holdings, Inc. on May 29, 2020 announcing the appointment of Pete Kadens to the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUSHCO HOLDINGS, INC.
(Registrant)

May 29, 2020	/s/ Nicholas Kovacevich
(Date)	Nicholas Kovacevich Chairman and Chief Executive Officer